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                                                                 EXHIBIT 10.28

                                PAYMENT AGENT CONTRACT


       This contract is signed by the following four parties in Beijing on June 11, 1998:

       Party A:  Softbank Corporation of Japan

       Party B:  Jitong Communication Co., Ltd.

       Party  C: UT Starcom (formerly Unitech Telecom Inc. of the United States)

       Party D:  UT Starcom (China) Ltd.

       Whereas

       1. Party B shall entrust Party D to develop and construct an Internet information service project in China.

       2. Party C shall be the supplier of the main exported equipment needed to develop and construct the Internet information service project of Party B.

       3. Party A shall provide financial support for the development and construction of the information service project. The concrete means shall be to provide major financial support for the export of the equipment of Party C.

       In order to facilitate the development and construction of the information service project and ensure a smooth payment, all the parties have reached, through friendly negotiation, an agreement as follows:

       1. Party A shall provide Party C with a support fund of US$10 million as Party C's seller credit for the equipment Party C exports to Party D and as the project construction fund.

       2. Party A shall designate Party B as the agent of payment of the support fund.

       3. Party D shall entrust Party B to take charge of the import of the equipment needed for the project.

       4. Provided Party B has received the support fund from Party A, Party B agrees to give direction of payment in accordance with the import order of equipment submitted by Party D and arrange for the payment of support fund to Party C. In addition, Party B shall report the payment of the support fund to Party D so that the latter can know about and supervise the use of the said fund.

       5. All the parties agree that the Contract on the Joint Establishment of an Internet Service Network concluded by Parties A, B and C on October 16, 1995 shall be terminated on the date when this contract is concluded, and shall be replaced by the Information Service Project


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Contract, the Internet Information Service Project Service Contract and this contract concluded by Parties B and D on June 11, 1998.

       6. Any differences and disputes arising in the process of the construction and development of the project shall be settled by both parties through consultations. Should this do not work, the disputes shall be submitted to the Beijing-based China International Economic and Trade Arbitration Commission for arbitration in accordance with its regulations in Beijing. The award shall be final and binding for both parties. The loser in the arbitration shall bear the expenses incurred therein.


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Party A: Softbank Co., Ltd. of Japan

Legal representative: /s/ signature

Party B: Jitong Communication Co., Ltd.

Legal representative:  /s/ Qi Mingqiu

Party C:  UT Starcom Inc. (formerly Unitech Telecom Inc. of the United States)

Legal representative: /s/ signature

Party D:  UT Starcom (China) Ltd.

Legal representative:  /s/ signature

Date:  June 11, 1998


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